UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 8, 2006

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19700 Fairchild Road, Suite 230, Irvine, California 92612

(Address of principal executive offices)

(949) 955-0078

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On March 8, 2006, DynTek, Inc. (the “Company”) completed a new debt financing and private placement of equity securities resulting in aggregate gross proceeds to the Company of approximately $10.5 million. In connection with the new financing, the Company also entered into negotiated settlements with certain secured and unsecured creditors holding approximately $10.7 million of indebtedness, approximately $7.5 million of which will be converted into common stock of the Company.

New Debt Financing

On March 8, 2006, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with SACC Partners, L.P. and Lloyd I. Miller, III (the “Senior Lenders”), pursuant to which the Company issued Senior Secured Notes in the aggregate principal amount of $6.7 million (the “Senior Notes”). The interest rate for the Senior Notes is 8% per annum if paid in cash, or 11% per annum if paid in kind, which is at the Company’s election for the first three years. Principal will be amortized over three years and payable in monthly installments beginning March 31, 2009, with the balance payable on the maturity date of March 1, 2010, and interest will be payable quarterly in arrears beginning June 30, 2006, unless the Company chooses its payment in kind option, in which case interest will be added to the principal amount of the Senior Notes during the period that the Company continues such election. As a condition to the purchase of Senior Notes, the Company issued warrants pro rata, according to each Senior Lender’s proportion of the aggregate principal amount of the Senior Notes, to purchase 19.9% of its outstanding common stock at the time of exercise, exercisable at $.001 per share of common stock, until December 31, 2016 (each a “Debt Financing Warrant” and collectively, the “Debt Financing Warrants”).

Proceeds from the issuance of the Senior Notes were used to pay the outstanding principal and accrued interest under that certain Secured Convertible Term Note dated November 15, 2004 held by Laurus Master Fund, Ltd., as amended by that certain Agreement to Amend the Amended and Restated Secured Convertible Term Note and Common Stock Purchase Warrant dated October 26, 2005, in an aggregate amount of approximately $6.8 million.

Under the Note Purchase Agreement, the Company also issued a Junior Secured Convertible Note to Trust A-4 - Lloyd I. Miller (the “Junior Lender” and together with the Senior Lenders, the “Lenders”) in the aggregate principal amount of $3.0 million (the “Junior Note”). The interest rate for the Junior Note is 10% per annum if paid in cash, or 14% per annum if paid in kind, which is at the Company’s election for the first three years. Principal will be payable at the maturity date of March 1, 2011 and interest will be payable quarterly in arrears beginning June 30, 2006, unless the Company chooses its payment in kind option, in which case interest will be added to the principal amount of the Junior Note during the period that the Company continues such election. The Junior Note may be converted into common stock of the Company at any time at the election of the holder at a conversion price of $.02 per share of common stock. Proceeds from the issuance of the Junior Note will be used to reduce additional indebtedness of the Company and for general corporate purposes.

With respect to all or any part of the shares of common stock issuable by the Company upon the exercise of warrants or conversion of notes issued by the Company to the Lenders (collectively, the “Debt Financing Registrable Securities”), the Company granted to the Lenders piggyback registration rights in the event that the Company decides to register any of its securities for its own account or for the account of others, subject to certain exceptions as provided in Note Purchase Agreement. If, on or after June 30, 2006, the Debt Financing Registrable Securities have not been registered by the Company pursuant to a piggyback registration, then the Lenders shall have the right, subject to certain exceptions as provided in the Note Purchase Agreement, to request that the Company effect a registration covering the resale of any Debt Financing Registrable Securities that have not been previously registered pursuant to a piggyback registration.

Payment of all principal and interest under the Senior Notes, as well as performance thereunder of the obligations of the Company and DynTek Services, Inc., the Company’s wholly-owned subsidiary (“DSI”), are secured by a perfected security interest under a Security and Pledge Agreement entered into on March 8, 2006, by and among the Company, DSI and the Senior Lenders (the “Senior Security Agreement”). Similarly, payment of all principal and interest under the Junior Note, as well as performance thereunder of the obligations of the Company and DSI, are secured by a perfected security interest under a Security and Pledge Agreement also entered into on March 8, 2006, by and among the Company, DSI and the Junior Lender (the “Junior Security Agreement” and together with the Senior Security Agreement, the “Security Agreements”). The Senior Security Agreement grants to the Senior Lenders a lien to substantially all assets of the Company. The Junior Security Agreement grants to the Junior Lender a lien to substantially all assets of the Company, which lien is subordinated to the perfected security interest held by the Senior Lenders.

The Note Purchase Agreement contains customary negative covenants for loans of this type, including limitations on the Company with respect to capital expenditures, mergers and acquisitions, dispositions of assets, and future issuances of equity securities. Any breach of the covenants under the Note Purchase Agreement may result in acceleration of the payment obligations under the Senior Notes and the Junior Note.

The foregoing description of the Note Purchase Agreement, the form of Senior Note, the Junior Note, the Security Agreements, and the form of Debt Financing Warrant does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q for the period ended March 31, 2006, which is expected to be filed on or around May 15, 2006.

Private Placement of Equity Securities

On March 8, 2006, the Company entered into a Securities Purchase Agreement with certain accredited investors (the “Securities Purchase Agreement”), pursuant to which the Company raised approximately $759,140 in gross proceeds through the initial closing of a private placement of an aggregate of 37,957,000 shares of common stock at a purchase price of $0.02 per share. The accredited investors also received warrants to purchase an aggregate of 7,591,400 shares of common stock, which is equal to 20% of the common stock purchased by such investors, at an exercise price of $0.02 per share (each an “Investor Warrant” and collectively, the “Investor Warrants”). Network 1 Financial Securities, Inc. (“Network 1”) acted as the placement agent for such financing and was paid a fee of $75,914 and issued a warrant to purchase 7,591,400 shares of common stock at an exercise price of $.02 per share (the “Placement Agent Warrant” and together with the Investor Warrants, the “PIPE Warrants”). Network 1 may continue to raise up to an aggregate of $4.5 million in equity capital under similar terms. Proceeds from the private placement of equity will be used, in conjunction with the proceeds from the issuance of the Junior Note, to reduce additional indebtedness of the Company and for general corporate purposes.

As a condition to the closing of the private placement, the Company entered into the Fifth Amended Warrant Agreement with American Stock Transfer & Trust Company (the “Fifth Amended Warrant Agreement”) to amend its publicly-traded Class A Warrants to reduce their exercise price from $2.00 per share to $0.02 per share.

In connection with the issuance of the common stock and shares of common stock issuable upon the exercise of the PIPE Warrants (collectively, the “PIPE Registrable Securities”), the Company entered into a Registration Rights Agreement with the investors obligating the Company to register for resale the PIPE Registrable Securities on a registration statement to be filed with the Securities and Exchange Commission prior to the earlier of (i) thirty (30) days after the Second Closing Date, as defined in the Securities Purchase Agreement, or (ii) June 30, 2006.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Registration Rights Agreement, the form of PIPE Warrant and the Fifth Amended Warrant Agreement, copies of which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q for the period ended March 31, 2006, which is expected to be filed on or around May 15, 2006. A copy of the Company’s press release announcing the financings described in this Item 1.01 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Negotiated Settlements with Secured and Unsecured Creditors

In connection with the new debt financing and private placement of equity described above, on March 8, 2006, the Company entered into binding agreements with various secured and unsecured creditors of the Company holding approximately $10.7 million of indebtedness. Under the negotiated settlements, approximately $3.2 million of such outstanding indebtedness will be paid at a discount to principal, and approximately $7.5 million of such outstanding indebtedness has agreed to convert into shares of common stock of the Company at $.02 per share (the “Conversion”), which, in the aggregate, will result in the issuance of approximately 375,000,000 shares of common stock of the Company (collectively, the “Conversion Shares”). The C.W. Zublin, Jr. Trust, the trustee of which is Casper Zublin, Jr., the Company’s Chief Executive Officer, is one such creditor that has agreed to participate in the Conversion with respect to all of the outstanding payable amount owed to it, approximately $892,000, in connection with the Company’s acquisition of Integration Technologies, Inc. on October 14, 2004.

Although the actual Conversion will not be effective until the earlier of the date immediately following the effective date of the Company’s contemplated 1-for-10 reverse stock split, or June 30, 2006, the entry into the negotiated settlements effectuated a complete settlement on the outstanding indebtedness owed to each such creditor and provided a release of the Company from any present or future liability with respect to the outstanding indebtedness.

Subject to certain exceptions, the Company granted to the holders of the Conversion Shares piggyback registration rights in the event that the Company decides to register any of its securities for its own account or for the account of others. If at any time on or after June 30, 2006, the Conversion Shares have not been registered by the Company pursuant to a piggyback registration, then the holders shall have the right, subject to certain exceptions, to request that the Company effect a registration covering the resale of any Conversion Shares that have not been previously registered pursuant to a piggyback registration.

Item 1.02               Termination of a Material Definitive Agreement

The information contained in Item 1.01 of this Current Report with respect to the pay-off of outstanding indebtedness pursuant to negotiated settlements with certain of the Company’s secured and unsecured creditors is incorporated by this reference into this Item 1.02.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report with respect to the Note Purchase Agreement, the Senior Notes, the Junior Note, and the Security Agreements is incorporated by this reference into this Item 2.03.

Item 3.02               Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report with respect to the convertible Junior Note, the Debt Financing Warrants, the private placement of common stock and associated PIPE Warrants, and the Conversion Shares is incorporated by this reference into this Item 3.02. The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The agreements executed in connection therewith contain representations to support the Company’s reasonable belief that the investors had access to information concerning its operations and financial condition, the investors are acquiring the securities for their own account and not with a view to the distribution thereof, and that each investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. At the time of their issuance, the securities described in Item 1.01 above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Item 5.01               Changes in Control of Registrant

Immediately prior to the financings described in Item 1.01, Lloyd I. Miller, III reported direct and indirect beneficial ownership of 7,787,984 outstanding shares of common stock of the Company and warrants to purchase 1,461,538 shares of common stock. Mr. Miller disclaimed beneficial ownership of shares held indirectly except to the extent of his pecuniary interest in such shares. There were 81,164,636 shares of common stock of the Company outstanding prior to the transactions described in Item 1.01. Therefore, Mr. Miller beneficially owned approximately 11% of the Company prior to the financings described in Item 1.01.

The Junior Note issued to the Junior Lender described in Item 1.01 is convertible into 150,000,000 shares of common stock of the Company. In connection with the issuance of the Senior Notes, Mr. Miller and his affiliates also were issued Debt Financing Warrants to purchase 15.81% of the Company on the date of exercise. In addition, Mr. Miller agreed to the conversion of $1,304,657 outstanding under a promissory note previously issued to Mr. Miller into 65,232,877 shares of common stock, which was part of the $7.5 million of secured and unsecured debt that has agreed to convert into common stock, as described in Item 1.01 above. Assuming the conversion of the $7.5 million of secured and unsecured debt into common stock of the company, following the financings described in Item 1.01 above, there would be approximately 494 million shares of common stock outstanding. As a result, the Debt Financing Warrants held by Mr. Miller and his affiliates, would be exercisable into approximately 78 million shares of common stock. Assuming the exercise of warrants held by Mr. Miller and his affiliates, including the Debt Financing Warrants, and the subsequent conversion of the Junior Note, Mr. Miller and his affiliates would own approximately 302 million shares out of approximately 722 million shares outstanding, or 42% of the outstanding shares of common stock of the Company. The foregoing does not take into account the exercise or conversion of other outstanding convertible or exercisable securities of the Company, which would have the effect of reducing the percentage beneficial ownership of Mr. Miller.

In addition, as a condition to the closing of the transactions described in the Note Purchase Agreement, Alan Howe was nominated by the Lenders to the Board of Directors of the Company, which appointment was effective on March 8, 2006, as described in Item 5.02 below.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal Officers

Effective March 8, 2006, Robert Webber and Marshall Toplansky resigned from the Company’s Board of Directors. In addition, effective March 31, 2006, Mr. Webber will resign as the Company’s President and Chief Financial Officer. A copy of the Company’s press release announcing the resignations from the Board of Mr. Webber and Mr. Toplansky is filed herewith as Exhibit 99.2 and is incorporated herein by reference. A copy of the Company’s press release announcing Mr. Webber’s resignation from the officer positions mentioned above is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

On March 8, 2006, pursuant to the conditions set forth in the Note Purchase Agreement, the Company appointed Alan B. Howe to the Board. Mr. Howe has extensive operational expertise combined with corporate finance and business development experience. From May 2005 until the present, he served as Vice President of Strategic and Wireless Business Development for Covad Communications, Inc. From 2001 to 2005, Mr. Howe was a principal at Broadband Initiatives, LLC, a boutique consulting and advisory firm. Previously, Mr. Howe was Chief Financial Officer and Vice President of Corporate Development of Teletrac, Inc. for six years from 1995 to 2001, raising approximately $200 million in public high yield debt, private equity and bank financing. Mr. Howe joined Teletrac from Sprint, where he was Director of Corporate Development from 1994 to 1995 and one of the initial team members that helped start Sprint PCS. Mr. Howe holds a B.A. in business administration from the University of Illinois and an M.B.A. from the Indiana University Kelley Graduate School of Business with a specialty in finance. A copy of the Company’s press release announcing Mr. Howe’s appointment is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

On March 8, 2006, the Company announced that Mark E. Ashdown has been appointed to serve as the Company’s Chief Financial Officer effective April 1, 2006. Mr. Ashdown has served as the Company’s corporate controller since May 2005. From August 2003 to May 2005 he served as the general manager for a coatings manufacturing division of Akzo Nobel, Inc., a global Fortune 500 company that sells human and animal healthcare products, chemicals and coatings, and has worldwide revenues of more than $13 billion. He joined Akzo Nobel in 1989 as the accounting manager for a division providing computer technology for the collision repair industry and served as the controller for the Orange, California coatings manufacturing operation from 1992 until his appointment as the General Manager in 2003. Mr. Ashdown has an M.B.A. from the University of Redlands and a B.S. from Brigham Young University. A copy of the press release announcing Mr. Ashdown’s appointment is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press release issued by the Company on March 9, 2006.
99.2	Press release issued by the Company on March 10, 2006.
99.3	Press release issued by the Company on March 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: March 14, 2006	By:	/s/ Casper Zublin, Jr.
Casper Zublin, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on March 9, 2006.
99.2	Press release issued by the Company on March 10, 2006.
99.3	Press release issued by the Company on March 13, 2006.